Exhibit 99.2

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited) January 2, 2005	(Audited) October 3, 2004
	(Dollars in Thousands)
ASSETS
Current Assets
Cash and cash equivalents	$686	$1,173
Accounts receivable trade, less allowance for doubtful accounts: $277 at January 2, 2005 and $327 at October 3, 2004	29,887	21,195
Other receivables	2,045	2,188
Inventories	14,693	13,547
Tooling and engineering services	2,890	2,609
Refundable income taxes	2,163	1,696
Deferred income taxes	1,401	1,949
Other current assets	860	678

Total current assets	54,625	45,035

Property and Equipment
Land, buildings, and improvements	5,734	5,812
Machinery and equipment	14,912	14,442

	20,646	20,254
Less, accumulated depreciation	6,519	5,737

	14,127	14,517
Goodwill	77,443	77,443
Intangible assets, net	12,320	12,860
Other assets	1,446	1,506

	$159,961	$151,361

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long-term debt	$321	$310
Accounts payable, trade	19,409	20,860
Accrued expenses:
Compensation and related expenses	911	1,742
Warranty	192	248
Taxes - other	67	185
Medical self insurance	317	412
Interest	651	262
Other	468	569

Total current liabilities	22,336	24,588

Long - term, net of current maturities	29,700	18,854
Deferred income taxes	4,733	4,938
Commitments and contingencies	—	—

(Continued)

See Notes to Consolidated Financial Statements

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

	(Unaudited) January 2, 2005	(Audited) October 3, 2004
	(Dollars in Thousands)
Shareholders’ Equity
Preferred stock, no par value: authorized 2,000,000 shares, none issued
Common stock, no par value: authorized 20,000,000 shares, issued and outstanding 8,968,691 shares at January 2, 2005 and October 3, 2004	$149,831	$149,831
Additional paid-in capital	9,665	9,665
Accumulated deficit	(56,652)	(56,794)
Accumulated other comprehensive income	348	279

Total shareholders’ equity	103,192	102,981

	$159,961	$151,361

See Notes to Consolidated Financial Statements

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Three Months Ended
	January 2, 2005	December 28, 2003
	(Dollars in thousands, except per share amounts)
Net sales	$46,256	$43,798
Cost of goods sold	40,344	36,152

Gross profit	5,912	7,646

Operating expenses
Selling and promotion	643	629
General and administrative	3,956	4,017
Amortization of intangibles	540	—

Operating income	773	3,000

Nonoperating expense
Interest expense	(512)	(73)

Income before minority interest and income taxes	261	2,927

Minority interest in income of subsidiary	—	1,407

Income before income taxes	261	1,520
Income taxes	119	197

Net income	$142	$1,323

Comprehensive income	$211	$1,456

Basic earnings per share	$0.02	$0.26

Dilutive earnings per share	$0.02	$0.24

See Notes to Consolidated Financial Statements

STARCRAFT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW - UNAUDITED

	Three Months Ended
	January 2, 2005	December 28, 2003
	(Dollars in thousands, except per share amounts)
Operating Activities
Net income	$142	$1,323
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	876	441
Amortization	540	—
Gain on sale of equipment	(119)	—
Minority interest	—	(1,407)
Change in deferred income taxes	343	—

Change in operating assets and liabilities:
Receivables	(8,877)	2,568
Inventories	(1,055)	(4,253)
Other current assets	(461)	59
Accounts payable	(1,632)	2,321
Accrued expenses	(774)	(5,005)
Other	(185)	160

Net cash from operating activities	(11,202)	(3,793)

Investing Activities
Purchase of property and equipment	(524)	(1,675)
Proceeds from sale of equipment	308	—
Acquisitions	—	(1,200)
Other assets	82	(593)

Net cash from investing activities	(134)	(3,468)

Financing Activities
Net proceeds on revolving credit agreements	10,892	7,514
Payments on long-term debt	(63)	—
Distributions to minority shareholder	—	(186)
Proceeds from exercise of stock options	—	242

Net cash from financing activities	10,829	7,570

Effect of exchange rate changes on cash	20	—

Increase (decrease) in Cash and Cash Equivalents	(487)	309
Cash and cash equivalents at beginning of period	1,173	836

Cash and cash equivalents at end of period	$686	$1,145

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STARCRAFT CORPORATION AND SUBSIDIARIES

January 2, 2005

Note 1. Basis of Presentation

The accompanying unaudited consolidated financial statements of Starcraft Corporation and subsidiaries (collectively referred to as the “Company”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to those rules and regulations. Reference is made to the Company’s audited consolidated financial statements set forth in its Annual Report on Form 10-K for its fiscal year ended October 3, 2004.

In the opinion of the management of the Company, the unaudited consolidated financial statements contain all adjustments (which include only normally recurring adjustments) necessary for a fair presentation of the financial statements of the interim periods reported. The results of operations for the three month period ended January 2, 2005 are not necessarily indicative of the results which may be expected for the year ending October 2, 2005.

The Company has adopted a 52 or 53 week fiscal year ending the last Sunday nearest to September 30. The results of operations for the quarter ended January 2, 2005 and December 28, 2003 are for 13 weeks.

Certain amounts in the December 28, 2003 consolidated financial statements have been reclassified to conform with the current presentation. These reclassifications had no effect on total assets, total shareholders’ equity or net income as previously reported.

Note 2. Acquisition

On January 16, 2004, the Company through Wheel to Wheel Acquisition Company, LLC an Indiana limited liability company and a wholly owned subsidiary of the Company (the “Acquisition Subsidiary”), acquired all the issued and outstanding shares of common stock of Wheel to Wheel, Inc., a Michigan corporation (“Wheel to Wheel”) in a merger transaction. Wheel to Wheel had a 50% ownership in each of Tecstar, LLC and Tecstar Manufacturing Canada Limited (collectively “Tecstar”). Prior to January 16, 2004, the Company owned 50% of Tecstar and consolidated the accounts due to management representation on the Tecstar Board of Directors and control of its affairs. The Company accounted for the Wheel to Wheel 50% ownership as minority interest. With the acquisition of Wheel to Wheel, Tecstar became a wholly-owned subsidiary of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STARCRAFT CORPORATION AND SUBSIDIARIES

January 2, 2005

Note 2. Acquisition - (Continued)

The following table illustrates the effect on revenues, net income and earnings per share if Wheel to Wheel had been acquired at the beginning of the year ended October 3, 2004. The proforma results of the Tarxien Automotive and Classic Design Concepts, Inc. acquisitions were insignificant.

Unaudited December 28, 2003
Net sales	$44,908
Net income	1,026

Basic earnings per share	$.20
Diluted earnings per share	.18

Note 3. Inventories

Inventories consist of the following (dollars in thousands):

	(Unaudited) January 2, 2005	(Audited) October 3, 2004
Raw materials	$14,276	$12,917
Finished goods	489	700

	14,765	13,617
Allowance for slow-moving and obsolete inventories	72	70

Total	$14,693	$13,547

Note 4. Goodwill

Goodwill represents the excess of the Wheel to Wheel purchase price over the fair value of the assets acquired. Under SFAS No. 142 goodwill is not amortized and is assessed annually for impairment. The Company’s accounting policy is to test goodwill for impairment annually as of the end of the Company’s second fiscal quarter.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

STARCRAFT CORPORATION AND SUBSIDIARIES

January 2, 2005

Note 5. Intangible Assets

Intangible assets subject to amortization consist of a customer relationship and business contracts acquired through the acquisition of Wheel to Wheel. The customer relationship (cost of $10,000 and accumulated amortization of $480) is being amortized using the straight-line method over 20 years. The contracts (cost of $4,300 and accumulated amortization of $1,500) are being amortized over the life of the respective contract, ranging from two to four years. Amortization expense was $540 thousand for the quarter ended January 2, 2005.

Note 6. Long-Term Debt

Long-term debt consists of the following:

	Unaudited January 2, 2005	Audited October 3, 2004
Domestic bank revolving lines of credit	$11,770	$—

Canadian revolving line of credit	125	975

Mortgage note payable to bank, due in monthly installments of $15 including interest at .5% above the bank’s prime rate due September 2006, collateralized by related building.	1,290	1,309

Promissory note payable to a former shareholder of Wheel to Wheel related to the stock redemption agreement, payable in monthly installments of $22 including interest at 5%, due May 1, 2013, unsecured.	1,793	1,821

Various capital lease obligations due in total monthly installments of $7 including interest ranging from 12% to 19%, with maturities through June 2006.	43	59

Senior subordinated convertible notes	15,000	15,000

	30,021	19,164
Less, current maturities	321	310

Long-term debt	$29,700	$18,854

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

STARCRAFT CORPORATION AND SUBSIDIARIES

January 2, 2005

Note 7. Earnings Per Share

The computation of basic and diluted earnings per share follows (in thousands, except share and per share amounts):

	Three Months Ended
	(Unaudited) January 2, 2005	(Unaudited) December 28, 2003
Basic earnings per share
Net income available to common stockholders	$142	$1,323

Weighted average common shares outstanding	8,969	5,103

Basic earnings per share	$0.02	$0.26

Diluted earnings per share
Net income available to common stockholders	$142	$1,323

Weighted average common shares outstanding	8,969	5,103

Add: Potential dilutive effects of incentive stock options	330	563

Weighted average potential diluted common shares outstanding	9,299	5,666

Diluted earnings per share	$0.02	$0.24

Prior year information restated for effect of the 5% stock dividend distributed in March 2004. The effects of the convertible debt on earnings per share were not presented as they were antidilutive.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

STARCRAFT CORPORATION AND SUBSIDIARIES

January 2, 2005

Note 8. Stock-Based Compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock Based Compensation—Transition and Disclosure.”

Stock options are granted for a fixed number of shares to employees with an exercise price equal to the fair market value of the shares at the date of grant. The Company accounts for the stock option grants in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. Accordingly, the Company recognizes no compensation expense for the stock options.

The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value recognition provisions of SFAS No. 123.

	Three Months Ended
	January 2, 2005		December 28, 2003
	(Dollars in thousands, except per share amounts)
Net income - as reported		$142	1,323
Deduct: total stock-based employee compensation expense determined under fair value based methods for all awards		1,842	986

Net (loss) income - pro forma		$(1,700)	$337

Earnings per share - as reported
Basic earnings per share		$0.02	$0.26

Diluted earnings per share		$0.02	$0.24

Earnings per share - pro forma
Basic earnings per share		$(.19)	$0.07

Diluted earnings per share	$	*	$0.06

*	Not presented herein since effect is antidilutive

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

STARCRAFT CORPORATION AND SUBSIDIARIES

January 2, 2005

Note 9. Warranty Expense

The Company provides products to Original Equipment Manufacturers (“OEM”) under warranty terms similar to terms offered by the OEM to its customers, which are generally 3 years or 36,000 miles. The Company accrues an estimated liability for potential warranties at the time products are sold, based on past experience.

Note 10. Merger

On November 23, 2004, the Company entered into an Agreement and Plan of Merger whereby Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”) will acquire all of the issued and outstanding shares of common stock of Starcraft Corporation in a tax-free stock-for-stock exchange valued at approximately $185 million at announcement date, including the assumption of debt and other consideration. Under the terms of the definitive Agreement and Plan of Merger, each Starcraft shareholder will receive 2.341 shares of Quantum common stock for every share of Starcraft common stock.

The merger agreement was unanimously approved by the Company’s Board of Directors and recommended to the shareholders for approval. Four of Starcraft’s largest shareholders, who collectively represent 51.3% of Starcraft’s issued and outstanding shares of common stock have entered into a voting agreement with Quantum pursuant to which they have agreed to vote their Starcraft shares in favor of the merger. General Motors, Quantum’s largest stockholder, owning 14.2% of the issued and outstanding common shares of Quantum and 11.4% of the voting power of Quantum’s common stock, has entered into a voting agreement with Starcraft agreeing to vote in favor of the transaction.

The transaction will be submitted to the shareholders of both companies on February 28, 2005 at separate special meetings of shareholders of each company for approval. The transaction is also subject to customary closing conditions, and is expected to close in the first quarter of calendar year 2005.